Exhibit 99.1
JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated: September 28, 2010

BOOHA FAMILY PARTNERSHIP

By:	David Bukzin
David Bukzin, Managing General Partner

David Bukzin
David Bukzin